UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2014

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders

Willdan Group Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on June 6, 2014.  At the Annual Meeting, three proposals, which are described in detail in the Company’s definitive proxy statement dated April 23, 2014 for the Annual Meeting (the “Proxy Statement”), were submitted to a vote of the stockholders.  The stockholders voted to (i) elect the six director nominees named in the Proxy Statement; (ii) ratify the appointment of the Company’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”) and (iii) approve the non-binding resolution approving the Company’s executive compensation.

The total number of shares present in person or by proxy was equal to 66.05% of the total shares issued and outstanding, thereby constituting a quorum for the purpose of the Annual Meeting.  Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

The results of the vote for each proposal were as follows:

Proposal 1

Each individual listed below was elected to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until his respective successor is elected and qualified, or until his earlier resignation or removal.

	For	Withheld	Broker Non- Vote
Win Westfall	2,920,574	387,596	1,580,431
Thomas D. Brisbin	3,083,713	224,457	1,580,431
Raymond W. Holdsworth	3,133,614	174,556	1,580,431
Douglas J. McEachern	3,234,914	73,256	1,580,431
Keith W. Renken	3,236,914	71,256	1,580,431
John M. Toups	3,121,182	186,988	1,580,431

Proposal 2

Ratification of the Board of Directors’ appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2015.

For	Against	Abstain	Broker Non-Vote
4,778,215	48,873	61,513	—

Proposal 3

Approval of the non-binding advisory resolution approving the Company’s executive compensation.

For	Against	Abstain	Broker Non-Vote
2,624,573	578,197	105,400	1,580,431

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: June 10, 2014	By:	/s/ Stacy B. McLaughlin
Stacy B. McLaughlin
Chief Financial Officer

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